Exhibit 32.2

Section 1350 Certification of

the Chief Financial Officer

I, Robert J. Ben, the interim chief financial officer of Cobra Electronics Corporation, certify that (i) the Annual Report on Form 10-K of Cobra Electronics Corporation for the annual period ended December 31, 2010 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Cobra Electronics Corporation and its subsidiaries.

/S/ ROBERT J. BEN
Robert J. Ben March 15 , 2011